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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 6, 1998 accompanying the consolidated financial statements of DSP Technology Inc. and subsidiaries appearing in the 1998 Annual Report of the Company to its stockholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended January 31, 1998, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP
San Jose, California
January 5, 1999